EXHIBIT 99.1

ON2 TECHNOLOGIES ANNOUNCES Q1 REVENUES

APRIL 29, 2004 (NEW YORK, NY). On2 Technologies, Inc. today announced its first quarter 2004 financial results. Revenue for the three months ended March 31, 2004 was $594,000, a gain of 90% over fourth quarter 2003 revenue and a decrease of 54% from first quarter 2003 revenue.

The Company's net loss for the first quarter of 2004 was $723,000, an improvement over the $1,063,000 net loss recorded for the fourth quarter of 2003 and an increase over the $169,000 net loss recorded in the first quarter of 2003.

Operating Expenses for the first quarter of 2004 were $1,243,000, which included $95,000 of equity-based compensation expense. Total expenses for the first quarter of 2004 were $1,316,000, which included $61,000 in unrealized loss on the Power-Linx (PWLX) stock the company holds.

On2 said that it did not recognize the $410,500 in revenues from minimum royalty payments for the quarter ended March 31, 2004 due from Beijing E-world under the company's license agreements with E-world. As E-world has not yet paid this sum, On2 intends to initiate an arbitration proceeding in London as provided for in the license agreements. After consulting with attorneys in New York and Beijing, On2 is confident that it will prevail in the arbitration, and that any judgment in an arbitration proceeding will be enforceable in China, which is a signatory to the New York Convention on enforcement of foreign arbitration awards. Out of conservatism, however, the Company has decided to defer revenue recognition for the March 31, 2004, quarterly minimum royalties. In addition to the $410,500 in minimum royalties, On2 also has not recognized $750,000 of source code fees that were to be payable after completion of porting VP5 and VP6 to chips by E-world. On2's position is that the source code fees are due and payable because E-world has not made reasonable best efforts to complete the chip port as provided for under the contract.

"The performance of our general business picked up considerably from late last year, and it is unfortunate that the issues with E-world prevented this from being a very strong quarter for us. However, we are confident that we will prevail in these matters and find continued success in China. In fact, despite our problems obtaining payment from E-world, we signed two new contracts with Chinese technology companies during the first quarter of 2004, so we are continuing to have success in that important market," said Douglas A. McIntyre, On2's Chairman, President and Chief Executive Officer.

On2 Technologies, Inc. will host a conference call and a live webcast regarding its 2004 year-end financial results today (April 29) at 5:00 p.m. EST.

To access the live webcast, please use the following:

Webcast Information
URL: http://www.vcall.com/CEPage.asp?ID=88040
Event Date: 04/29/2004
Event Time: 5:00 PM Eastern
Event Title: First Quarter 2004 Results Conference Call
Webcast Replay Available Until: 04/29/2005

Teleconference Information
Live Participant Dial In (Toll Free): 877-407-8031

Replay Information
Replay Number (Toll Free): 877-660-6853
Replay Passcodes (both required for playback):
Account #: 1628
Conference ID #: 103278
Teleconference Replay Available For: 24 hours

The earnings release and related financial information to be discussed during the conference call will be available on the company's website at: http://www.on2.com/releases.

ABOUT ON2 TECHNOLOGIES, THE DUCK CORPORATION
On2 Technologies (AMEX: ONT) is a leading technology firm at the forefront of video compression. The Company revolutionized video encoding with the creation of its advanced full-motion, full-screen, video compression and streaming technology (TrueMotion(R) VP3/VP4/VP5/VP6). On2 licenses its high quality video codecs for use in set-toP boxes, consumer electronics devices and wireless applications. In addition, On2 offers a suite of products and services, including high-level video encoding, customized technical support, and consulting services. Located in New York City, the Company has an office in Clifton Park, NY, and operations in Cambridge, UK. On2 may be reached at 21 Corporate Drive, Suite 103, Clifton Park, NY 12065 or info@on2.com.

FOR MORE INFORMATION CONTACT ON2:
---------------------------------
Tim Reusing
646-292-3533

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to the probability of On2's prevailing in its arbitration with Beijing E-world and the amounts, if any, that On2 might receive from any such arbitration. These forward-looking statements are subject to the safe harbor provisions of the aforementioned Sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve potential risks and uncertainties including those described in our filings with the SEC, and that the actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the compression technology industry, the company's history of operating losses and the ability to obtain additional operating funds. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

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                             ON2 TECHNOLOGIES, INC.
            Unaudited Condensed Consolidated Statements of Operations

                                                  THREE MONTHS ENDED MARCH 31,
                                                -------------------------------
                                                      2004             2003
                                                --------------   --------------

Revenue                                             $ 594,000      $ 1,283,000

Operating expenses (A):
  Cost of revenue                                     342,000          404,000
  Research and development                            250,000          325,000
  Sales and marketing                                 113,000           85,000
  General and administrative                          538,000          621,000
                                                --------------   --------------

Total operating expenses                            1,243,000        1,435,000
                                                --------------   --------------

Loss from operations                                 (649,000)        (152,000)

Interest and other (expense) income, net              (73,000)         (15,000)
                                                --------------   --------------

Loss before provision for income taxes               (722,000)        (167,000)

Provision for income taxes                              1,000            2,000
                                                --------------   --------------

Net loss                                           $ (723,000)      $ (169,000)
                                                ==============   ==============

Basic and diluted net loss per common share           $ (0.01)         $ (0.00)
                                                ==============   ==============

Weighted average basic and diluted
common shares outstanding                          74,619,000       59,608,000
                                                ==============   ==============

(A) Operating expenses include $28,000 of depreciation of fixed assets and $95,000 of equity-based compensation expense for the three months ended March 31, 2004. Operating expenses include $93,000 of depreciation of fixed assets and $157,000 of amortization of purchased technology for the three months ended March 31, 2003.


                ON2 TECHNOLOGIES, INC.
         Condensed Consolidated Balance Sheets


                        ASSETS                 MARCH 31, 2004  DECEMBER 31, 2003
                                               --------------  ----------------
                                                 (unaudited)

Current assets:
Cash and cash equivalents                         $ 2,668,000      $ 2,963,000
Marketable equity securities                           89,000
Accounts receivable                                   808,000          826,000
Prepaid expenses and other current assets             120,000          164,000
                                                --------------   --------------

Total current assets                                3,685,000        3,953,000

Property and equipment, net                           139,000          149,000
Other assets                                           28,000           26,000
                                                --------------   --------------

Total assets                                      $ 3,852,000      $ 4,128,000
                                                ==============   ==============

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
Accounts payable and accrued expenses               $ 259,000        $ 340,000
Deferred revenue                                      427,000           30,000
Term-loan                                               5,000           63,000
                                                --------------   --------------

Total current liabilities                             691,000          433,000

Convertible debentures                                413,000          409,000
                                                --------------   --------------
Total liabilities                                   1,104,000          842,000


Stockholders' equity                                2,748,000        3,286,000
                                                --------------   --------------

Total liabilities and stockholders' equity        $ 3,852,000      $ 4,128,000
                                                ==============   ==============